Exhibit 8.1

May 1, 2014

Oi S.A.

Rua do Lavradio, n 71, 2 andar, Centro

Rio de Janeiro, RJ

Federative Republic of Brazil

Ladies and Gentlemen:

1. We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as special Brazilian counsel to Oi S.A., a sociedade por ações incorporated under the laws of Brazil (“Company”), in connection with the filing by the Company of a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Company’s registration of Common Shares (“Common Shares”), Preferred Shares (“Preferred Shares” and, together with Ordinary Shares, “Shares”) and American Depositary Shares, each of which represents one Common Shares or one Preferred Shares (“ADS”), as set forth in the prospectus contained in the Registration Statement and the related prospectus supplement, dated April 28, 2014 (the “Prospectus Supplement”).

2. We are qualified to practice law in the Federative Republic of Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of the Brazilian Tax Code, as amended (the “Code”), the Brazilian regulations, administrative announcements and rulings and court decisions, all as of the date of this letter. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

3. We confirm that we have reviewed the information in the Form 20-F of the Company, which is incorporated by reference in Prospectus Supplement under the caption “Item 10. Additional Information – Taxation – Brazilian Tax Considerations” and that, in our opinion, the statements of law included therein, insofar as they relate to the Brazilian tax consequences currently applicable to non-Brazilian holders, address the material tax consequences of the ownership and disposition of the Shares and the ADS. In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption “Item 10. Additional Information – Taxation – Brazilian Tax Considerations” in the Form 20-F of the Company, which is incorporated by reference in Prospectus Supplement, including the limitations on the matters covered by that section set forth therein. Our opinion expressed in this paragraph is limited to the federal laws of Brazil and is based upon existing provisions of federal laws and regulations, the regulations of the Federal Revenue Department (Receita Federal do Brasil) thereunder and administrative and judicial interpretations thereof, including existing public interpretations thereof of the Federal Revenue Department, the Federal Attorney for Revenues (Procuradoria Geral da Fazenda Nacional) as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

4. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without the express written permission of the undersigned.

5. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the documents related thereto.

6. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the use of our name under the caption “Service of Process and Enforcement of Judgments” in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

7. This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, you should seek advice of your counsel as to the proper application of this opinion letter at such time.

8. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

/s/ Fabíola Augusta de Oliveira Bello Cavalcanti	/s/ Rafael Padilha Calábria

Barbosa, Müssnich & Aragão – Advogados